EXHIBIT 21

                  WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT




           Name                                             Jurisdiction

           World Airways, Inc.                                Delaware

           World Airways Cargo, Inc.                          Delaware

           WorldCorp Investments, Inc.                        Delaware

           World Flight Crew Services, Inc.                   Delaware

           WorldGames, Inc.                                   Delaware